UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2017

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

As Cyanotech Corporation (the “Company”) has previously reported, the Company has been party to a litigation action initiated by Meridian OHC Partners, LP (“Meridian”) in the United States District Court, District of Nevada. The Company recently disclosed in its Form 10-Q for the quarter ended December 31, 2016 that, on January 23, 2017, the court granted the Company’s motion to dismiss the lawsuit, but granted Meridian a 20-day period to file an amended complaint. On February 13, 2017, Meridian filed an amended complaint in which the Company is not named as a defendant. As a result, the Company is no longer a party to the Meridian lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2017

CYANOTECH CORPORATION

By:	/s/ Jole Deal_____________________________ Name: Jole Deal Title: Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary